EMPLOYMENT AGREEMENT
    This Agreement, is entered into in Hnifa, Israel as of December 24, 1998 between

                    GENESIS DEVELOPMENT AND CONSTRUCTION LTD.
                          of 10 Hashikana Street, Haifa
                   (hereinafter referred to as "the Company")

                                       and

                                  MR. ELI ARAN
                           residing at 248 Ridge Road,
                            New City, New York 10956
                   (hereinafter referred to as "the Employee")




WHEREAS the Company is engaged in the business of development and construction of private and public properties; and

WHEREAS the Employee possesses knowledge and experience in the fields in which the Company is engaged; and

WHEREAS the Employee has been engaged in the management and operation of the Company as its Chairman of the Board; and

WHEREAS the Company wishes to enter into an agreement with the Employee governing the terms and conditions of his employment; and

WHEREAS the Employee is willing to be employed on the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and set forth, and for other good and valuable consideration, made over by each party to the other, the receipt of which is hereby acknowledged, it is covenanted and agreed as follows:

1.  Employment
    ----------

          The Company hereby employs the Employee as Chairman of the Board of the Company, and the Employee shall have such other commensurate responsibilities, duties and authority as may from time to time be assigned to him by the Company's Board of Directors, and the Employee hereby accepts such employment with the Company in accordance with the terms and conditions set forth in this Argreement.

2  Terms of Agreement
   ------------------

          The term of this Agreement shall commence January 1, 1999 and end on December 31, 2003, subject to the provisions for termination as set forth in Section 12 hereinbelow (hereinafter referred to as "the Employment Term").

3.  Obligations of the Employee
    ---------------------------

     3.1 During the Employment Term, the Employee shall perform his duties and exercise his authority as Chairman of the Board of the Company, and the Employee shall have such other commensurate responsibilities, duties and authority as may from time to time be assigned to him by the Company's Board of Directors, including responsibility for the operation of the Company and its daily management, in accordance with the policies, procedures and directors of the Board of Directors of the Company, and subject to any applicable law and the Company's Articles of Association.

     3.2 During the Employment Term, the Employee will devote substantially all of his productive time, efforts, ability and attention toward devotedly and fulfilling his obligations and duties to the Company in accordance with the objectives of the Company, as they are defined by the Company's Board of Directors, from time to time.

4.  Place  of Employment
    --------------------

     4.1 The Employee's regular place of employment shall be in the area of New City. New York, United States of America, and will include travel and periods of stay abroad according to the requirements of the Company as determined by the Company' s Board of Directors, and other requirements resulting from the Company being headquartered in Haifa, Israel.

5.  Compensation
    ------------

     5.1  Annual Salary
          -------------

               During the Employment Term, the Employee will be compensated at an annual gross base salary of U.S, $350,000 (three hundred fifty thousand U .S. dollars) (hereinafter: "Base Salary"), payable in U.S. dollars. The Employee's salary is subject to such increases during the Employment Term as may be approved at any time or from time to time by the Company, according to Companies Ordinance and the Company's Articles of Association.

               Until otherwise resolved by the Company's Board of Directors, the Employment annual salary for each year of the Employment Term shall be paid in 12 consecutive and equal monthly payments (each payment for the proceeding month).

5.2  Bonus
     -----

               The Employee shall receive upon the publication of the Company's annual financial statements for the preceding year, commencing with the fiscal year ending December 31, 1999 and terminating after the publication of the Company's annual financial statements for the fiscal year ending December 31, 2003, bonus compensation equal to U.S. $50,000 (fifty thousand U.S. dollars), payable in U.S. dollars, for each U.S. $1,000.000 of net income for such fiscal year (determined according to U.S. GAAP in the Company's audited financial statements).

               The exclusive decision as to the amount of net income in the Company's audited financial statements shall be made by the Company's independent accountants, as they may be from time to time, and their decision shall be final and binding on the Company and the Employee.

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

6.  Automobile
    ----------

     The Company shall provide the Employee with two automobiles of a make and model similar to that which he is using at the time of the execution of this Agreement for his exclusive use for business and personal travel. The Company will pay all expenses of maintenance and use of the automobiles excluding traffic violation fines. The Employee's Base Salary shall be grossed up so as to include any tax applicable to the Employee because of the use of the automobiles, resulting in no adverse affect on the employees net income.

     At the termination of the employment, the Employee shall be entitled to purchase such automobiles for a consideration equal to its depreciated value at the Company's books.

7.  Employee's Insurance
    --------------------

     7.1 The Company will pay on the Employee's behalf at the Company's sole cost and expense a sum equal to thirteen and one-third percent ( 13 1/3%) of the Employee's current monthly Base Salary each month for executives' insurance which will be allocated as follow:

          8 1/3% for a severance pay fund. 5% for a provident fund.

     7.2 The Employee will contribute a sum equal to five percent (5%) of his current monthly Base Salary for the insurance for the provident fund in accordance with custom and practice.

     7.3 The Company will pay at its sole cost and expense a reasonable sum equal to the percent of the Employee's current monthly Base Salary as determined by the insurance company for disability insurance.

     7.4 All payments provided for in this Section 7 will be made in such amounts and in such timely fashion as to guarantee the Employee the full rights and benefits of such insurance at all times during the Employment Term and thereafter in accordance with law and practice.

     7.5 During the Employment Term, ownership of all accounts and insurance policies provided in this Section 7 shall be in the name of the Company.

     7.6 Anything contained herein to the contrary notwithstanding, if the employee-employer relationship is terminated by either party, including termination resulting from death or severe disability of the Employee as stated in Section 12.2 herein, the accounts and/or policies provided for in this Section 7, including the provident and severance pay funds, will be released to the Employee and transferred to his name, effective as of the date of such termination, provided that in cases where under Israeli applicable law or court rulings the Employee is not entitled to severance pay the Company may choose not to transfer to the Employee such severance pay funds. The amount of severance pay to which the Employee shall be entitled shall be the greater of (a) the amount accumulated in the policy account for severance pay and (b) the amount resulting from multiplying (i) the Employee's years of service to the Company, by (ii) the Employee's last monthly salary (including all benefits and incentive compensation). The transfer to the Employee of the amount accumulated in the policy account for severance pay shall be in lieu of severance pay which the Employee is entitled to receive from the Company under the Severance Pay law, 1963, provided that the Company shall supplement and pay the Employee any difference between the amount accumulated in the severance pay policy and the amount he is actually owed as set forth in this subsection 7.6.

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

     7.7 The Employee's Base Salary shall be grossed up so as to include any tax applicable to the Employee because of the benefits included in this Section 7, resulting in no adverse affect on the Employee's net income.

8.  Vacation and Sick Leave
    -----------------------

     8.1 The Employee shall be entitled to an annual vacation of one (1) month per year with full salary. Annual vacations may be accumulated to the extent permitted by law.

     8.2 The Employee shall be entitled to one (1 ) month per year of sick leave. Sick leave may be accumulated to the extent permitted by law.

9.  Expense Account and Telephone
    -----------------------------

     9.1 The Employee shall be entitled to receive payment and/or reimbursement of his reasonable ordinary and necessary business expenses which are incurred by him on behalf of the Company or in the promotion of its interests in Israel or abroad based upon receipts for such expenses delivered to the Company by the Employee.

     9.2 The Company shall pay the Employee's reasonable telephone bills, including fax and mobile phones.

     9.3 The Employee's Base Salary shall be grossed up so as to include any tax applicable to the Employee because of the above benefits, resulting in no adverse affect on the Employee's net income.

10.  Medical Insurance
     -----------------

     The Company will pay in full at the Company's sole cost and expense all medical insurance expenses of the Employee in accordance with a customary medical insurance plan of the Employee's choice. The Employee's Base Salary will be Crossed up so as to include any tax incurred by the Employee with regard to such payment, if any.

11.  Change In Control
     -----------------

     11.1 For purposes hereof, a "change in control" shall be defined as:

               (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13D-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding Class A Ordinary Shares of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided. however. that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses
          (A), (B) and (C) of subsection (iii) below; or

               (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

               (iii) Consummation of a reorganization,  merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly more than 60% of respectively, the then outstanding Ordinary Shares (or its equivalent) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     11.2 Upon the occurrence of a Change in Control and the Company ceases to use Employee's services specified in Section 3 above, the Company shall pay the Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to the greater of the payments due for the remaining term of the Agreement or three (3) times the Employee's then current annual compensation as an employee of the Company. Such annual compensation shall include any bonuses, incentive compensation, pension and profit sharing plan benefits, severance payments, retirement benefits. director or committee fees and fringe benefits paid or to be paid to the Employee for the current fiscal year. At the election of the Employee, which election is to be made within thirty (30) days of the Change in Control, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Employee's termination. In the event that no election is made, payment to the Employee will be made on a monthly basis during the thirty-six (36) months following the Employee's termination.

     11.3 All restrictions on restricted stock of the Company then held by the Employee will lapse immediately, incentive stock options and stock appreciation rights then held by the Employee will become immediately exercisable, and any performance shares or units then held by the Employee will vest immediately, in full, in the event of a Change in Control.

     11.4 Upon the occurrence of a Change in Control, the Employee will be entitled to receive benefits due him under or contributed by the Company on his behalf pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Company on the Employee's behalf to the extent such benefits are not otherwise paid to the Employee under a separate provision of this Agreement.

     11.5 Upon the occurrence of a Change in Control followed by the Employee's termination of employment, the Company will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Company for the Employee prior to his severance, except to the extent that such coverage may be changed in its application for all Company employees on a nondiscriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination.

     11.6 Any and all payments to be made to the Employee under this Agreement or otherwise as a result of a Change in Control whether in the nature of severance payments, liquidated damage payments, compensation or other payments (all of the foregoing being hereinafter referred to as "Change in Control Payments"), shall be made free and clear of, and without deduction or withholding for or on account of, any tax which may be payable under Section 4999 of the Internal Revenue (the "Code") Code of 1996 or similar provision under Israeli law, now of hereafter imposed. levied, withheld or assessed (such amounts being hereinafter referred to as the "Excise Taxes"). If notwithstanding the foregoing provision. any Excise Taxes are withheld from any Change in Control payments made or to be made to the Employee the amounts so payable to the Employee shall be increased to the extent necessary to yield to the Employee (after payment of any tax which may be payable under
          Section 4999 of the Code, or similar provision under Israeli law) the full amount which he is entitled to receive pursuant to the terms of this Agreement or other wise without regard to liability for any
          Excise Taxes and any other Federal, State, FICA/Medicare and unemployment taxes thereon, or similar Israeli measures. In the event any Excise Taxes are now or hereafter imposed, levied, assessed, paid or collected with respect to the Change of Contro1 payments made or to be made to the Employee, Excise Taxes and any other Federal, State, FICA/Medicare and unemployment taxes thereof shall be paid by the Company or, if paid by the Employee, shall be reimbursed to the Employee by the Company upon its receipt of satisfactory evidence of such payment having been made.

12.  Termination of Agreement
     ------------------------

     12.1 In the event that the Board of Directors of the Company terminates this Agreement prior to the end of the Employment Term, other than (i) for ground entitling the Company under Israeli law or court rulings to terminate this Agreement without paying the Employee severance pay,
          (ii) for willful misconduct or acts in bad faith performed by the Employee with respect to his employment to the Company, (iii) for conviction of the Employee of committing a felony or fraud resulting in adverse financial effect on the Company, (iv) for conviction of a felony involving moral turpitude or (v) pursuant to Section 11 of this Agreement; the Company shall pay to the Employee an amount equal to three (3) times the Base Salary. At the election of the Employee, which election is to be made within thirty (30) days of the date of termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Employee's termination. In the event no election is made, payment to the Employee will be made on a monthly basis during the thirty-six
          (36) months following the Employee's termination.

     12.2 In case of the death of the Employee or in case the Employee suffers severe disability preventing him from performing his duties under this Agreement, this Agreement will automatically be terminated.

     12.3 At the end of the Employment Term, the Employee shall transfer his position to his replacement in an orderly fashion and shall deliver to the Company all documents, information and all other materials in his possession or that were prepared by him relating to his work up to the date that he ceases to be employed by the Company.

13.  Confidentiality of Information
     ------------------------------

     During the Employment Term and for all unlimited period of time subsequent to the end of the Employment Term, the Employee shall preserve the confidentiality of all information related to the business and activities of the Company, and shall not reveal any such information to a third party of any kind.

14.  Non-Competition
     ---------------

     14.1 The Employee agrees that so long as he is actively employed by the Company, and for the twelve (12) month period following the date of termination of employer-employee relationship between the Employee and the Company (hereinafter: "the Non-Compete Period"), he will not compete, in person or via any other entity, with the business of the Company as it is constituted from time to time.

     14.2 During the Non-Compete Period the Employee will not employ, whether directly or indirectly, any individual employed at such time by the Company, nor shall he employ or retain the services of any of the Company's subcontractors, suppliers or advisors in a way competing directly with the business of the Company.

     14.3 Should any of the non-competition provisions contained in this Section 14 be determined as unreasonable by an Israeli court, such Section shall not be completely cancelled, but its terms shall be narrowed in a manner considered reasonable by such court.

15.  Miscellaneous
     -------------

     15.1 The Employee shall not have the right to transfer his rights and obligations under this Agreement to any third party whatsoever, except to a corporation wholly owned by the Employee, or any other entity controlled by him, so long as the corporation or other entity makes the Employee' s services available to the Company on its behalf in order to fulfill the Employee's commitments pursuant to this Agreement and provided the Employee retains full autonomy in making resolutions relating to his services to the Company.

     15.2 All of the Employee's Base Salary and other payments owed to him in accordance with this Agreement, as they exist at the time of his death, will be paid, in the event of his death, to his heirs, executors, administrators and/or assigns.

     15.3 The Employee shall cooperate with the Company in all matters relating to the issuance of a key-man life insurance policy regarding the Employee for the benefit of the Company.

     15.4 This Agreement shall be governed by the laws of New York, United States of America.





Dated effective this _____ of _____________, 1998.



-------------------------------             -----------------
GENESIS DEVELOPMENT AND                     MR. ELI ARAN
CONSTRUCTION LTD.


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